                                   EXHIBIT 99




For Further Information:

Investor Contact: Deborah Abraham
                  (203) 459-6674

Media Contact:    Maria Gordon-Shydlo
                  (203) 459-7674

FOR IMMEDIATE RELEASE


                            OXFORD HEALTH PLANS, INC.
                 ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

                           EARNINGS PER SHARE OF $3.05
                      RUN RATE EARNINGS PER SHARE OF $0.32



         TRUMBULL, CONNECTICUT, FEBRUARY 24, 2000 Oxford Health Plans, Inc. (NASDAQ: OXHP) announced today net income of $256.3 million, $3.05 per diluted common share, for the quarter ended December 31, 1999. Net income was $26.9 million, $0.32 per diluted share, after adjusting for the effect of the recognition of deferred tax assets of $225 million, $2.68 per diluted share, and $4.4 million of after tax income, $0.05 per diluted share, related to the favorable development of prior period estimates of medical costs partially offset by the cost of litigation insurance. For the full-year ended December 31, 1999, net income was $274.4 million or $3.26 per diluted common share. "We are enormously pleased with the fourth quarter results, which exceeded our expectations. Our continued success in healthcare initiatives coupled with the strength of the Oxford brand contributed to our excellent results," said Oxford Health Plans' Chairman and Chief Executive Officer, Norman C.
Payson, M.D.

         The medical loss ratio for the quarter ended December 31, 1999 of 78.7% benefited from favorable development of prior period reserve estimates of medical costs aggregating $31.5 million. Apart from this favorable development, the medical loss ratio was 81.8%. "This compares favorably with our prior expectations and with the medical loss ratio of 87.6% for the


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fourth quarter of last year. Higher yields driven by more effective pricing and successful implementation of healthcare initiatives contributed to our improved performance," said Dr. Payson. The administrative loss ratio was 14.9% for the quarter compared to 15.4% for the fourth quarter of last year. Excluding a $24 million one time charge for litigation insurance coverage, our administrative loss ratio was 12.5%." As a result of the Company's 1999 financial performance, continued progress in its turnaround plan and estimates of future profitability, management concluded that it is more likely than not that a substantial portion of its deferred tax assets, including those related to net operating loss carryforwards, will be realized. Accordingly, the Company revised the estimate of its tax valuation allowance and recorded a $225 million income tax benefit in the fourth quarter.

         Revenues for the quarter ended December 31, 1999 were $1.0 billion, compared to $1.1 billion in the fourth quarter last year. As of December 31, 1999, Oxford's total membership was approximately 1.59 million compared to 1.63 million as of the end of the third quarter of 1999. The sequential decline reflects our continuing efforts to rationalize certain product offerings within our commercial business, which should be completed by later this year.

         The Company reported positive cash flow from operations of $99.8 million for the quarter ended December 31, 1999. Normalized cash flow from operations for the quarter was $72 million after adjusting for the receipt of January's Medicare payment in December, the $24 million one time cash payment related to the litigation insurance coverage and other timing items. For the year ended December 31, 1999, Oxford reported positive cash flow from operations of $35.5 million compared to a $46.5 million use of cash for the prior year. As of December 31, 1999, the Company had approximately $1.2 billion in current cash and marketable securities, including over $240 million available at the Parent Company. Additionally, the Company reduced the balance of its net outstanding provider advances to $44 million as of December 31, 1999 from $62 million at the end of the third quarter. "We are very pleased with our 1999 operating cash flow. Current projections for 2000 operating cash flow are favorable, and we continue to evaluate our options for improving the balance sheet including, but not limited to, reducing indebtedness." said Yon Y. Jorden, Oxford's Chief Financial Officer.

         Dr. Payson continued, "with the strong operational and financial results reported today, we are able to close the books on Oxford's turnaround phase. As an innovator in health care, Oxford will continue to respond to the needs of today's consumer delivering new and innovative products. Working with our physicians, hospitals, and members we will continue to offer quality healthcare while providing our members with superior customer service."



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Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this press release, including statements concerning future results of operations or financial position, future realization of deferred tax assets, future completion of rationalization of certain segments within Oxford's commercial business, future operating cash flow, future balance sheet changes, completion of Oxford's turnaround phase, future products, future healthcare customer service, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation, mandated benefits and potential guaranty fund assessments.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- High administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to operationalize risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends as a result of information gained in the process of continuing to reconcile delayed claims or claims paid or denied in error.

- The impact of litigation (including purported class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).


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-    The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth.

- The possibility of litigation similar to the purported class actions brought against certain large national health plans.

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999.




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
                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 1999 AND 1998
(IN THOUSANDS, EXCEPT PER SHARE, PER MEMBER PER MONTH AND MEMBERSHIP HIGHLIGHTS
                                      DATA)

                                                                                  Three Months                       Year
                                                                                Ended December 31             Ended December 31
                                                                           --------------------------     -------------------------
Revenues:                                                                     1999            1998           1999           1998
                                                                           ----------     -----------     ----------     ----------
    Premiums earned                                                        $1,013,782     $ 1,100,227     $4,099,556     $4,612,328
    Third-party administration, net                                             3,458           4,455         15,578         17,838
    Investment and other income, net                                           16,991          23,003         82,632         89,245
------------------------------------------------------------------------------------------------------------------------------------
      Total revenues                                                        1,034,231       1,127,685      4,197,766      4,719,411
------------------------------------------------------------------------------------------------------------------------------------

Expenses:
    Health care services                                                      797,412         963,952      3,365,340      4,353,537
    Marketing, general and administrative                                     151,626         170,100        599,151        772,015
    Interest and other financing charges                                       11,387          13,329         49,626         57,090
    Restructuring charges                                                          --          (9,843)        19,963        113,657
    Write-downs of strategic investments                                           --              --             --         38,341
------------------------------------------------------------------------------------------------------------------------------------
      Total expenses                                                          960,425       1,137,538      4,034,080      5,334,640
------------------------------------------------------------------------------------------------------------------------------------

Operating earnings (loss) before income taxes                                  73,806          (9,853)       163,686       (615,229)
Income tax expense (benefit)                                                 (194,004)         (1,905)      (156,254)       (18,437)
------------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                                           267,810          (7,948)       319,940       (596,792)
Less preferred stock dividends and amortization                               (11,538)        (10,883)       (45,500)       (27,668)
------------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss) attributable to common stock                           $  256,272     $   (18,831)    $  274,440     $ (624,460)
====================================================================================================================================

Earnings (loss) per common share:
    Basic                                                                  $     3.13     $      (.23)    $     3.38     $    (7.79)
    Diluted                                                                $     3.05     $      (.23)    $     3.26     $    (7.79)

Weighted-average common shares outstanding-basic                               81,794          80,463         81,273         80,120
Effect of dilutive securities:
    Stock options                                                               2,315              --          2,958             --
    Warrants                                                                       --              --             --             --
------------------------------------------------------------------------------------------------------------------------------------
Weighted-average common shares outstanding-diluted                             84,109          80,463         84,231         80,120
====================================================================================================================================

SELECTED INFORMATION:
    Medical loss ratio                                                           78.7%           87.6%          82.1%          94.4%
    Administrative loss ratio                                                    14.9%           15.4%          14.6%          16.7%
    Earnings (loss) before income taxes, financing charges, depreciation
      and amortization, and restructuring charges ("EBITDA")               $   95,951     $     9,743     $  285,867     $ (340,233)
    PMPM premium revenue                                                   $   217.38     $    199.94     $   212.12     $   199.82
    PMPM medical expense                                                   $   170.99     $    175.18     $   174.13     $   188.61
    Fully insured member months                                               4,663.6         5,502.7       19,326.7       23,081.9

                                                                                                               AS OF DECEMBER 31
                                                                                                           ------------------------
MEMBERSHIP HIGHLIGHTS                                                                                        1999           1998
------------------------------------------------------------------------------------------------------------------------------------
Freedom and Liberty Plans                                                                                  1,210,500      1,318,100
HMO                                                                                                          235,400        260,700
Medicare                                                                                                      97,700        148,600
Medicaid                                                                                                          --         97,800
------------------------------------------------------------------------------------------------------------------------------------
Total Fully Insured                                                                                        1,543,600      1,825,200
Third-party Administration                                                                                    50,100         56,200
------------------------------------------------------------------------------------------------------------------------------------
Total Membership                                                                                           1,593,700      1,881,400
====================================================================================================================================

kjds;k                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                   ASSETS
                                                                                   1999            1998
                                                                               ------------    ------------
Current assets:
    Cash and cash equivalents                                                  $   332,882     $   237,717
    Investments - available-for-sale, at market value                              829,054         922,990
    Premiums receivable, net                                                        64,071         110,254
    Other receivables                                                               32,588          36,540
    Prepaid expenses and other current assets                                        3,862           9,746
    Deferred income taxes                                                           68,266          43,385
-----------------------------------------------------------------------------------------------------------
        Total current assets                                                     1,330,723       1,360,632
Property and equipment, net                                                         49,519         112,941
Deferred income taxes                                                              231,512          94,182
Restricted cash and investments                                                     61,603          56,493
Other noncurrent assets                                                             13,531          13,502
-----------------------------------------------------------------------------------------------------------
        Total assets                                                           $ 1,686,888     $ 1,637,750
===========================================================================================================
                              LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Medical costs payable                                                      $   656,063     $   850,197
    Trade accounts payable and accrued expenses                                    122,345         176,833
    Unearned premiums                                                               97,155         105,993
    Current portion of capital lease obligations                                    12,467          15,938
    Deferred income taxes                                                               --           2,228
-----------------------------------------------------------------------------------------------------------
        Total current liabilities                                                  888,030       1,151,189

Long-term debt                                                                     350,000         350,000
Obligations under capital leases                                                     5,787          18,850
Redeemable preferred stock                                                         344,316         298,816

Shareholder's equity (deficit):
    Preferred stock, $.01 par value, authorized 2,000,000 shares                        --              --
    Common stock, $.01 par value, authorized 400,000,000 shares; issued and
      outstanding 81,986,457 shares in 1999 and 80,515,872 shares in 1998              820             805
    Additional paid-in capital                                                     488,030         506,243
    Accumulated deficit                                                           (372,350)       (692,290)
    Accumulated other comprehensive earnings (loss)                                (17,745)          4,137
-----------------------------------------------------------------------------------------------------------
      Total shareholder's equity (deficit)                                          98,755        (181,105)
-----------------------------------------------------------------------------------------------------------

        Total liabilities and shareholders' equity (deficit)                   $ 1,686,888     $ 1,637,750
===========================================================================================================

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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)




                                                                                 Three Months                       Year
                                                                              Ended December 31               Ended December 31
                                                                         ---------------------------     --------------------------
                                                                             1999            1998           1999            1998
                                                                         -----------     -----------     ----------     -----------
Cash flows from operating activities:
    Net earnings (loss)                                                  $   267,810     $    (7,948)    $  319,940     $  (596,792)
    Adjustments to reconcile net earnings (loss) to
      net cash provided (used) by operating activities:
        Depreciation and amortization                                         11,241          16,588         54,542          67,141
        Noncash restructuring charges and write-downs                         (6,705)         (5,699)         8,355         101,547
        Deferred income taxes                                               (197,313)             --       (159,563)        (18,437)
        Provision for doubtful accounts and advances                         (18,000)         19,000         (4,200)         60,209
        Realized loss (gain) on sale of investments                              719          (5,551)         5,181         (10,695)
        Gain on sale of Direct Script and Ralin                                   --              --         (9,500)             --
        Other, net                                                             4,717             960          6,468          13,289
        Changes in assets and liabilities:
           Premiums receivable                                                21,808          40,332         46,183         130,183
           Other receivables                                                  (3,999)         (2,057)         7,290           2,679
           Prepaid expenses and other current assets                           3,391             432          2,526             351
           Medical costs payable                                             (14,361)        (44,304)      (189,934)         62,238
           Trade accounts payable and accrued expenses                       (27,697)        (36,965)       (39,995)         33,802
           Income taxes payable/refundable                                        --           4,465             --         121,102
           Unearned premiums                                                  52,981          69,971         (8,838)        (18,610)
           Other, net                                                          5,192              74         (2,927)          5,511
------------------------------------------------------------------------------------------------------------------------------------
             Net cash provided (used) by operating activities                 99,784          49,298         35,528         (46,482)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Capital expenditures                                                      (1,544)         (1,309)        (8,987)        (40,045)
    Purchases of investments                                                (162,434)       (365,185)      (868,655)     (1,353,403)
    Sales and maturities of investments                                      104,758         324,482        919,940         996,988
    Proceeds from sale of Direct Script and Ralin                                 --              --         12,450              --
    Other, net                                                                (2,223)          2,954          3,237          (7,029)
------------------------------------------------------------------------------------------------------------------------------------
             Net cash provided (used) by investing activities                (61,443)        (39,058)        57,985        (403,489)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Proceeds from exercise of stock options                                    7,513           1,078         18,186           2,655
    Proceeds from sale of redeemable preferred stock, net of expenses             --              --             --         271,148
    Proceeds from sale of warrants                                                --              --             --          67,000
    Proceeds from sale of common stock                                            --              --             --          10,000
    Proceeds of notes and loans payable                                           --              --             --         550,000
    Redemption of notes payable                                                   --              --             --        (200,000)
    Debt issuance expenses                                                        --            (100)            --         (11,793)
    Payments under capital leases                                             (2,381)         (2,078)       (16,534)         (5,463)
------------------------------------------------------------------------------------------------------------------------------------
             Net cash provided (used) by financing activities                  5,132          (1,100)         1,652         683,547
------------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                          43,473           9,140         95,165         233,576
Cash and cash equivalents at beginning of period                             289,409         228,577        237,717           4,141
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                               $   332,882     $   237,717     $  332,882     $   237,717
====================================================================================================================================